UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

          December 5, 2008
Date of report (Date of earliest event reported)

     Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

            Delaware                                  000-20848                          65-0231984

(State or other jurisdiction          (Commission file number)             (IRS Employer

of incorporation or organization)                                                    Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:           (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2008, the Board of Directors of Universal Insurance Holdings, Inc. ("Universal") approved one-year extensions to the employment agreements of Bradley I. Meier, Universal’s President and Chief Executive Officer, and Sean P. Downes, Universal's Senior Vice President and Chief Operating Officer. The amendments to Mr. Meier’s and Mr. Downes’ employment agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein, extend the terms of Mr. Meier’s and Mr. Downes’ employment through December 31, 2010 on substantially the same terms as their earlier agreements.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Addendum No. 9 to Meier Employment Agreement, dated December 5, 2008.

10.2	Addendum No. 3 to Downes Employment Agreement, dated December 5, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 9, 2008	Universal Insurance Holdings, Inc.

/s/ Bradley I. Meier _______
Bradley I. Meier
President and Chief Executive Officer